[LETTERHEAD OF ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP]


                              December 24, 1997


Glimcher Realty Trust
20 South Third Street
Columbus, Ohio 43215

Ladies and Gentlemen:

          You have requested our opinion concerning the qualification and taxation of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable years ended December 31, 1994 through December 31, 1996. We have examined such documents as we have deemed necessary, including the Company's Form S-3 Registration Statement under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 24, 1997 (the "Registration Statement"). In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. Our understanding of the facts is based on the information set forth in such documents and various assumptions and factual representations made by the Company, including the representation letter dated December 24, 1997.

          For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We have also assumed that (i) during the relevant periods, all persons who were required under the Securities and Exchange Act of 1934 to file or amend Schedules 13D and 13G with respect to the Trust's outstanding shares appropriately made such filings and that the Company was duly apprised of all such filings, and (ii) the information concerning the Company and its affiliates set forth in the Company's Federal income tax returns is true and correct. Moreover, the qualification and taxation of the Company as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various income and asset tests imposed under the Code, the results of which will not be reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements.

          Based upon and subject to the foregoing, we are of the opinion that the Company was organized and has operated in conformity with the requirements for qualification as REIT under the Code for the taxable years ended December 31, 1994 through December 31, 1996.

          Our opinion is based upon our examination and review of the documents noted above, the facts, circumstances and assumptions referred to above and existing law as contained in the Code, applicable Treasury Regulations promulgated thereunder, administrative rulings of the Internal Revenue Service, and judicial decisions as of the date hereof, all of which are subject to change either prospectively or retroactively. Any change in applicable law or any of the facts and circumstances upon which we have relied may affect the continuing validity of the opinion set forth herein.
We express no opinion concerning any tax consequences other than as expressly set forth herein.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact after the date hereof that might change the opinion expressed herein. This opinion is being furnished to you solely for submission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                          /S/ ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP